UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Swisher Hygiene Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SWISHER HYGIENE INC.
4725 Piedmont Row Dr.
Suite 400
Charlotte, North Carolina 28210

April 14, 2014

Dear Fellow Swisher Hygiene Stockholder:

We are pleased to invite you to join us at the 2014 Annual Meeting of Stockholders of Swisher Hygiene Inc. to be held at 10:00 a.m. Eastern Time on Thursday, May 15, 2014 in the Terrace Ballroom at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211.

The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be voted upon at the Annual Meeting. We also will report on our progress and provide an opportunity for you to ask questions of general interest.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees, FOR the amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock, FOR the non-binding advisory approval of the compensation of our named executive officers, and FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014. Please refer to the accompanying proxy statement for detailed information on each of the proposals and the Annual Meeting.

We look forward to seeing you at 10:00 a.m. Eastern Time on May 15, 2014 in Charlotte, North Carolina.

Sincerely,

Richard L. Handley, Chairman of the Board

SWISHER HYGIENE INC.
4725 Piedmont Row Dr.
Suite 400
Charlotte, North Carolina 28210

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Swisher Hygiene Inc.:

The 2014 Annual Meeting of Stockholders of Swisher Hygiene Inc. will be held at 10:00 a.m. Eastern Time on Thursday, May 15, 2014 in the Terrace Ballroom at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211 for the following purposes, as more fully described in the accompanying proxy statement:

(1)	To elect six (6) directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

(2)	To amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of one-for-ten (1:10);

(3)	To obtain the non-binding advisory approval of the compensation of our named executive officers;

(4)	To ratify the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

(5)	To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only stockholders of record as of 5:00 p.m. Eastern Time on March 31, 2014, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and change your vote at any time prior to its use.

By Order of the Board of Directors,

William M. Pierce,
President and Chief Executive Officer

April 14, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014

The accompanying proxy statement and the 2013 Annual Report on Form 10-K are available at

http://www.swsh.com

PROXY STATEMENT

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	1

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL	5

CORPORATE GOVERNANCE	8

Corporate Governance Principles and Code of Ethics	8

Board of Directors	8

Board Committees	8

Board Leadership	10

Board Oversight of Enterprise Risk	10

Director Independence	10

Compensation Committee Interlocks and Insider Participation	10

Related Party Transactions	10

Stockholder Communications	13

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

COMPENSATION COMMITTEE REPORT	15

COMPENSATION DISCUSSION AND ANALYSIS	16

Summary Compensation Table	20

Grants of Plan-Based Awards - Fiscal 2013	21

Outstanding Equity Awards at Fiscal Year-End – 2013	22

Stock Vested - Fiscal 2013	23

Employment Agreements	23

Potential Payments Upon Termination or Change-in-Control	26

Director Compensation	28

REPORT OF THE AUDIT COMMITTEE	29

PROPOSAL 2: REVERSE STOCK SPLIT PROPOSAL	30

PROPOSAL 3: SAY ON PAY PROPOSAL	37

PROPOSAL 4: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL	38

OTHER MATTERS	39

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT	39

ANNEX A	A-1

i

PROXY STATEMENT

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Swisher Hygiene Inc. (“Swisher Hygiene” or the “Company”) for use at our 2014 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m. Eastern Time on Thursday, May 15, 2014 in the Terrace Ballroom at the Charlotte Marriott SouthPark, located at 2200 Rexford Road, Charlotte, North Carolina 28211. If you need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Ms. Amy Simpson at (704) 602-7116.

Only stockholders of record as of 5:00 p.m. Eastern Time on March 31, 2014 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 175,789,166 shares of Swisher Hygiene common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about April 14, 2014.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our 2014 Annual Meeting?

Our 2014 Annual Meeting will be held for the following purposes:

(1)	To elect six (6) directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified. We refer to this as the “Director Election Proposal.”

(2)
To amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of one-for-ten (1:10).  We refer to this as the “Reverse Stock Split Proposal.”

(3)	To obtain the non-binding advisory approval of the compensation of our named executive officers. We refer to this as the “Say on Pay Proposal.”

(4)
To ratify the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2014. We refer to this as the “Independent Registered Public Accounting Firm Proposal.”

(5)	To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Swisher Hygiene stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

What are the voting rights of Swisher Hygiene stockholders?

Each stockholder is entitled to one vote on each of the six (6) director nominees and one vote on each other matter properly presented at the Annual Meeting for each share of common stock owned by that stockholder on the Record Date.

What constitutes a quorum?

The attendance, in person or by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via fax or by the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. We also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under the rules of The NASDAQ Stock Market LLC (“NASDAQ”), brokerage firms have the authority to vote their customers’ shares on certain “routine” matters for which they do not receive voting instructions.  At this year’s Annual Meeting, in the event that a brokerage firm does not receive voting instructions from a stockholder, such stockholder’s shares will not be voted, and will be considered “broker non-votes,” with respect to the Director Election Proposal and the Say on Pay Proposal.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted, and will be considered “broker non-votes,” with respect to the Director Election Proposal and the Say on Pay Proposal. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will be voted only if you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

You can vote in any of the following ways.

To vote by mail:

●	Mark, sign and date your proxy card or voting instruction card; and

●
If you are a registered holder, return the proxy card to Equity Financial Trust Company, Proxy Department, 200 University Avenue, 3rd Floor, Toronto, Ontario M5H 4H1 by 11:59 p.m. Eastern Time, May 14, 2014; or

●	If you hold your shares in street name, return the voting instruction card to the address indicated thereon, by the date indicated on the voting instruction card.

To vote by facsimile:

●	Mark, sign and date your proxy card or voting instruction card; and

●	If you are a registered holder, fax the proxy card to (416) 595-9593 by 11:59 p.m. Eastern Time, May 14, 2014; or

●	If you hold your shares in street name, fax the voting instruction card to the fax number indicated thereon, by the date indicated on the voting instruction card.

To vote using the Internet:

●	Have your proxy card or voting instruction card in hand; and

●	If you are a registered holder, log on to the Internet and visit www.voteproxyonline.com, by 11:59 p.m. Eastern Time, May 14, 2014 and follow the instructions provided; or

●	If you hold your shares in street name, log on to the website provided on the voting instruction card and follow the instructions provided.

To vote in person:

●	If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

●
If you hold your shares in street name, attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date (but before the Annual Meeting) via fax or on the Internet, by signing and mailing a new proxy card, or by attending the meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 - Director Election Proposal.

The vote required to elect our six (6) directors is a plurality of the votes cast at the Annual Meeting. Directors so elected will serve for a term expiring at the next Annual Meeting or until their earlier resignation or their successors are duly elected and qualified. Withheld votes and broker non-votes will have no effect on the election of directors.

Proposal 2 – Reverse Stock Split Proposal.

The vote required to approve the Reverse Stock Split Proposal is a majority of the shares of our outstanding common stock which are entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on this proposal.

Proposal 3 – Say on Pay Proposal.

The vote required to approve the Say on Pay Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon.  Abstentions will have the same effect as a vote against this proposal.  Broker non-votes will have no effect on this proposal.

Proposal 4 - Independent Registered Public Accounting Firm Proposal.

The vote required to approve the Independent Registered Public Accounting Firm Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on this proposal.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

●	FOR the Director Election Proposal;

●	FOR the Reverse Stock Split Proposal;

●	FOR the Say on Pay Proposal; and

●	FOR the Independent Registered Public Accounting Firm Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

The cost of soliciting proxies will be borne by the Company.  Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We have also engaged Morrow & Co., LLC, a proxy solicitor, to assist us in the solicitation of proxies for the annual meeting for a fee of $7,500, plus reimbursement for out-of-pocket expenses.  As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board currently has seven (7) director positions of which six (6) are currently filled. Michael Serruya resigned from the Board effective November 30, 2013. Steven R. Berrard has advised the Board that he will not stand for re-election at the Annual Meeting.  As a result of these decisions, on March 14, 2014 the Board determined to decrease the size of the Board from seven to six members, effective at the Annual Meeting.

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the six (6) persons listed below to stand for election for a new term expiring at the 2015 Annual Meeting of Stockholders or until their earlier resignation or their successors are duly elected and qualified. Each director nominee is a current director who has been nominated for re-election at the Annual Meeting, except for Joseph Burke, who is standing for election for the first time upon the recommendation of the Nominating and Corporate Governance Committee.  Each nominee listed below is willing and able to serve as a director of Swisher Hygiene.

Nominee	Age	Current Position with Swisher Hygiene	Director Since

Joseph Burke	56	Director Nominee	N/A
Richard L. Handley	67	Chairman of the Board	2012
Harris W. Hudson	71	Director	2011
William M. Pierce	63	Director, President and Chief Executive Officer	2013
William D. Pruitt	73	Director	2011
David Prussky	56	Director	2010	(1)
___________
(1)
On November 2, 2010, Swisher International, Inc. completed a merger with Swisher Hygiene (formerly CoolBrands International, Inc.) (the "Merger"). Mr. Prussky served an initial term as a director of CoolBrands from 1994 to 1998 and rejoined the CoolBrands board of directors in February 2010.

We have set forth below certain information regarding each nominee, including the specific experience, qualifications, attributes, or skills that contributed to the Board’s conclusion that such nominee should serve as a director.

Directors and Director Nominee

Joseph Burke

Mr. Burke has served as a Management Consultant – Finance and Operations for Hudson Capital Group since March, 2013. Mr. Burke served as a Management Consultant – Finance and Operations for Boston Finance Group, LLC from February, 2011 to May, 2012. Mr. Burke served as Chief Executive Officer of Lakeland Construction Finance, LLC from 2005 to 2007 and as Executive Vice President in 2008.  Beginning in 1995, Mr. Burke spent ten years with Gateway, Inc., a worldwide technology pioneer, serving in a number of executive capacities including Chief Executive Officer – Gateway Country (Retail Division), Senior Vice President – Global Business Development Chief Financial Officer and most recently as Senior Vice President - Business Development. Mr. Burke has been a director of Flagship Community Bank since its founding in 2005 and is the Chairman of the Asset and Liability and Technology Committees. Mr. Burke was a director of Sunair Services Corporation (AMEX: SNR) from 2006 to 2008 and was a member of the Audit Committee. Mr. Burke earned a BA from the University of Florida.

Mr. Burke is an experienced officer and director of public and private companies with the skills necessary to serve as a director. Mr. Burke also has extensive experience in financial matters as a currently licensed certified public accountant, in good standing, and as a former Audit Supervisor of an international accounting firm.

Richard L. Handley

Mr. Handley has served as the Chairman of Swisher Hygiene since June 5, 2013 and as a director of Swisher Hygiene since December 2012 when he was appointed to our Board upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Handley served as a director of Swisher International, Inc., the Company's predecessor, from 2005 to 2010. Mr. Handley has served as the Senior Vice President, Secretary and General Counsel of Huizenga Holdings, Inc. since May 1997. From May 1997 to December 2004, Mr. Handley also served as Senior Vice President, Secretary, and General Counsel of Boca Resorts, Inc. From October 1995 to May 1997, Mr. Handley served as Senior Vice President and General Counsel of AutoNation Inc. and its predecessor, Republic Industries Inc. Mr. Handley served as a director of Services Acquisition Corp. International from June 2006 to November 2006.  Mr. Handley also serves on the board of certain privately held companies and certain not for profit entities.  Mr. Handley earned a BA from the University of California, Berkeley, a JD from the University of Utah College of Law, and an LLM from Georgetown University.

Mr. Handley is an experienced officer and director of public and private companies with the skills necessary to serve as a director. As an executive officer and director, Mr. Handley has developed knowledge and experience of financial, operational, and managerial matters. He has helped guide numerous public and private companies from early stage development to significant operating entities.

Harris W. Hudson

 Mr. Hudson has served as a director of Swisher Hygiene since January 2011. Mr. Hudson is currently chairman and owner of Hudson Capital Group, an investment company located in Fort Lauderdale, Florida founded by Mr. Hudson in 1997. Mr. Hudson served as Vice Chairman, and a director of Republic Services Inc. from 1998 to 2008. Prior to that period, he served in various executive roles from 1995 to 1998 with Republic Service Inc.’s former parent company (then known as Republic Waste Industries, Inc.), including as Chairman of its Solid Waste Group and its President. From 1983 to 1995, Mr. Hudson was Chairman, CEO and President of Hudson Management Corporation, a solid waste collection company that he founded and later merged with Republic Waste Industries. Mr. Hudson also served as Vice President of Waste Management of Florida, Inc. and its predecessor from 1964 until 1982.

Mr. Hudson is an experienced public company officer and director. As a result of his experiences, Mr. Hudson has a thorough knowledge and understanding of financial, operational, compensatory and other issues faced by a public company.

William M. Pierce

Mr. Pierce has served as President and Chief Executive Officer of Swisher since September 2013.  He has also served as a director of Swisher since June 2013.  Mr. Pierce has served as Senior Vice President at Huizenga Holdings, Inc. since 1990, where he has also served as chief operating officer, chief financial officer and as an officer and director of numerous private and public portfolio companies. Mr. Pierce's positions include Director of VAC, a privately held company, President of Frederica Hospitality Group, LLC, and previously five years as Chief Financial Officer and Executive Vice President of Dolphins Enterprises where he was responsible for all non-football business operations of the Miami Dolphins and Sun Life Stadium, and Chief Operating Officer of two route-based businesses, Sparkle, Inc. and Blue Ribbon Water Company. From 1997 to 2002, Mr. Pierce served as the Senior Vice President and Chief Financial Officer of Boca Resorts Inc., an NYSE-traded company, where he was primarily responsible for the day-to-day oversight and the growth of the company, as well as raising equity and debt in the public markets. Prior to Huizenga Holdings, Mr. Pierce spent 11 years as a senior operating executive of Sky Chefs, a wholly owned subsidiary of American Airlines and seven years in senior management positions in the food and beverage industry. He received his B.S. in Accounting from the University of Texas at El Paso. All of Mr. Pierce's day to day professional efforts and focus are concentrated on Swisher; however, he remains a senior vice president of Huizenga Holdings, Inc.

Mr. Pierce is an experienced officer and director of public and private companies with the skills necessary to serve as a director. As an executive officer and director, Mr. Pierce has developed knowledge and experience of financial, operational, and managerial matters. He has helped guide numerous public and private companies from early stage development to significant operating entities.

William D. Pruitt

Mr. Pruitt has served as a director of Swisher Hygiene since January 2011. Mr. Pruitt has served as general manager of Pruitt Enterprises, LP. and president of Pruitt Ventures, Inc. since 2000. Mr. Pruitt served as an independent board member of the MAKO Surgical Corp., a developer of robots for knee and hip surgery, from 2008 to 2013, when it was sold to Stryker Corp., and served as a member of the MAKO audit committee. Mr. Pruitt has been an independent board member of NV5 Holdings, Inc., a professional services company, and is a member of the NV5 Audit Committee, since April 2013. Mr. Pruitt served as an independent board member of The PBSJ Corporation, an international professional services firm, from 2005 to 2010. Mr. Pruitt served as chairman of the audit committee of KOS Pharmaceuticals, Inc., a fully integrated specialty pharmaceutical company, from 2004 until its sale in 2006. He was also chairman of the audit committee for Adjoined Consulting, Inc., a full-service management consulting firm, from 2000 until it was merged into Kanbay International, a global consulting firm, in 2006. From 1980 to 1999, Mr. Pruitt served as the managing partner for the Florida, Caribbean and Venezuela operations of the independent auditing firm of Arthur Andersen LLP. Mr. Pruitt holds a Bachelor of Business Administration from the University of Miami and is a Certified Public Accountant, in good standing.

Mr. Pruitt is an experienced director of public companies with the skills necessary to serve as a director. Mr. Pruitt also has extensive experience in financial matters as a certified public accountant and as a former managing partner of an accounting firm.

David Prussky

Mr. Prussky was a director and chair of the Audit Committee of CoolBrands. He was an original director of the predecessor to CoolBrands, Yogen Fruz World-Wide Inc. Mr. Prussky served as an investment banker for Patica Securities Limited from August 2002 to January 2012. Mr. Prussky has served as director of numerous public and private companies over the past 17 years, including Carfinco Income Fund, Canada's largest public specialty auto finance business, and Lonestar West Inc., a hydro-vac service business based in Sylvan Lake, Alberta. Mr. Prussky is also a director and chairman of the audit committee of Atrium Mortgage Investment Corporation and Chairman of Norrock Realty Finance Corporation.

Mr. Prussky is an experienced director of public companies with the skills necessary to serve as director. He has helped build numerous public and private entities from the early stages to significant operating entities.

Vote Required and Recommendation

The Board recommends that you vote “FOR” the election of each of the director nominees. The vote required to elect our six (6) directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a plurality of the votes cast at the Annual Meeting.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Ethics

The Board is committed to sound corporate governance principles and practices. The Board’s core principles of corporate governance are set forth in the Swisher Hygiene Corporate Governance Principles (the “Principles”). In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, the Board also adopted a Code of Business Conduct and Ethics (“Code of Ethics”), which is applicable to all directors, officers, and employees. A copy of the Code of Ethics and the Principles are available on our corporate website at www.swsh.com. You also may obtain a printed copy of the Code of Ethics and Principles by sending a written request to: Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Board of Directors

The business and affairs of the company are managed by or under the direction of the Board. Pursuant to our bylaws, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

The Board intends to have regularly scheduled meetings and at such meetings our independent directors will meet in executive session.

The Board held six meetings during 2013. In 2013, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he served, except for Governor John Ellis Bush (who was a director of the Company until June 5, 2013), and Mr. Harris W. Hudson.

Our independent directors held six executive sessions without management present during 2013. Our Board has not appointed a lead independent director; instead a presiding director is appointed for each executive session.

Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. Each person who was then serving as a director attended the 2013 Annual Meeting of Stockholders, except for Senator David Braley, Governor John Ellis Bush, Mr. Harris W. Hudson and Mr. H. Wayne Huizenga.  Senator Braley, Governor Bush and Mr. Huizenga did not stand for re-election to the Company's Board at the 2013 Annual Meeting.

Composition. The Board currently consists of the following six (6) members: Richard L. Handley, (Chairman); Steven R. Berrard; Harris W. Hudson; William M. Pierce; William D. Pruitt and David Prussky. During 2013, Michael Serruya was a member of the Board until his resignation, effective November 30, 2013.  Mr. Berrard has notified the Board that he will not stand for re-election at the Annual Meeting. Effective with the Annual Meeting, the Board will be reduced from seven to six members.

Orientation and Continuing Education. The Board will hold a meeting shortly after a new member joins the Board to provide such new member with an overview of the responsibilities of the Board and information regarding our business. The Board will hold meetings, as deemed appropriate, to provide continuing education to its directors.

Board Committees

Pursuant to our bylaws, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters for our Board committees set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. These charters are available at www.swsh.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Audit Committee. The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The independent auditor is ultimately accountable to the Audit Committee, as representatives of the stockholders. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention and oversight of the work of the company’s independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between the company and related parties. For a complete description of our Audit Committee’s responsibilities, you should refer to the Audit Committee Charter.

The Audit Committee currently consists of two (2) directors, Mr. Pruitt, Chairman, and Mr. Prussky. Following the Annual Meeting, it is expected that the Audit Committee will consist of Messrs. Pruitt, Chairman, Burke and Prussky. The Board has determined that the Audit Committee members have the requisite independence and other qualifications for audit committee membership under applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), NASDAQ rules, and Canadian securities laws. The Board also has determined that Mr. Pruitt is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee held seven meetings during 2013. The Audit Committee Report for fiscal year 2013, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2013, is set forth below.

Compensation Committee. The Board established a Compensation Committee comprised solely of independent directors as defined in the NASDAQ rules and Canadian securities laws. The Compensation Committee held two meetings during 2013. The Compensation Committee currently consists of two (2) directors, Mr. Hudson, Chairman, and Mr. Pruitt. Following the Annual Meeting, it is expected that the Compensation Committee will consist of Mr. Hudson, Chairman, and Mr. Pruitt. For a complete description of our Compensation Committee’s responsibilities, you should refer to the Compensation Committee Charter. See the “Compensation Discussion and Analysis” below for a discussion of the Compensation Committee’s process for determining compensation and responsibilities.

Nominating and Corporate Governance Committee. The primary function of the Nominating and Corporate Governance Committee is to assist the Board in monitoring and overseeing matters of corporate governance and selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board. The Nominating and Corporate Governance Committee currently consists of two (2) members, Mr. Handley, Chairman, and Mr. Prussky. Following the Annual Meeting, it is expected that the Nominating and Corporate Governance Committee will consist of Mr. Handley, Chairman, and Mr. Prussky. The Board has determined that each of the Nominating and Corporate Governance Committee members has the requisite independence for nominating and corporate governance committee membership under applicable NASDAQ rules and Canadian securities laws. The Nominating and Corporate Governance Committee held one meeting during 2013. The Nominating and Corporate Governance Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating and Corporate Governance Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background, and professional expertise, among other factors. For a complete description of our Nominating and Corporate Governance Committee’s responsibilities, you should refer to the Nominating and Corporate Governance Committee Charter.

Board Leadership

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Currently, the positions of Chairman and Chief Executive Officer are separate at Swisher Hygiene. Mr. Handley serves as our Chairman and William M. Pierce serves as our President and Chief Executive Officer. At this time, the Board believes that this segregation avoids conflicts that may arise as the result of combining the roles, and effectively maintains independent oversight of management.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, and operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

The Board has determined that the following current non-employee directors and director nominees are “independent” in accordance with the NASDAQ rules and Canadian securities laws and have no material relationship with the Company, except as a director and a stockholder of the Company: Mr. Burke; Mr. Handley; Mr. Hudson; Mr. Pruitt; and Mr. Prussky. In determining the independence of each of the current non-employee directors and director nominees, the Board considered the relationships described under “Related Party Transactions.”

In each case, the relationships did not violate NASDAQ listing standards or our Principles, and the Board concluded that such relationships would not impair the independence of our non-employee directors.

Compensation Committee Interlocks and Insider Participation

During 2013, our Compensation Committee was comprised of the following members: Mr. Hudson, Chairman, and Mr. Pruitt. Neither of these Committee members has ever been an officer or employee of Swisher Hygiene or any of our subsidiaries and none of our executive officers have served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

Related Party Transactions

As set forth in the Audit Committee Charter, our Audit Committee must approve all transactions with related persons as described in Item 404 of Regulation S-K under the Exchange Act. The following is a summary of agreements or transactions with parties related to our directors, executive officers, or us since January 1, 2013.

Mr. Berrard's Consulting Agreement

On October 23, 2012, Swisher International, Inc., one of our wholly-owned subsidiaries, its subsidiaries and affiliated companies entered into a Consulting Agreement and Release with Steven R. Berrard, one of our directors and our former President and Chief Executive Officer, effective as of August 18, 2012 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Berrard provided the following services to the Company: (i) reasonable assistance in our defense of certain legal and/or administrative claims and proceedings; (ii) reasonable assistance in effecting and closing the sale of our Waste Segment; (iii) reasonable assistance in the management of our banking and investing relationships; and (iv) reasonable assistance in connection with our insurance program. Mr. Berrard reported to the Chairman of the Board of the Company or the Chairman’s designee.

Pursuant to the Consulting Agreement, Mr. Berrard received an annual cash consulting fee in the amount of $500,000 paid in monthly installments. Mr. Berrard also received a one-time lump-sum cash fee in the amount of $500,000 upon completion of the sale of our Waste Segment in November 2012, pursuant to the Consulting Agreement. In addition, Mr. Berrard was reimbursed for any reasonable out-of-pocket business expenses incurred in connection with his performance as a consultant. During the term of the Consulting Agreement, Mr. Berrard waived the right to receive compensation for his service as a director of the Company.  The Consulting Agreement terminated on August 17, 2013.  For the fiscal year ended December 31, 2013, we paid Mr. Berrard $291,667 in consulting fees in connection with the Consulting Agreement.

New River Capital Partners

For the fiscal year ended December 31, 2013, we paid $69,124 for training course development and utilization of the delivery platform from CertiLearn, Inc., the majority of which is owned by New River Capital Partners a company owned by Messrs. Berrard, Byrne and Aucamp.  Mr. Berrard served as a director of the Company from 2010 to 2014.  Messrs. Byrne and Aucamp served as executive officers of the Company from 2010 to 2014.  From January 1, 2014 through March 21, 2014, we paid $23,351 to CertiLearn, Inc. for training course development and utilization of the delivery platform.

The SCA Group, LLC

Interim Services Agreement

On September 27, 2012, we entered into a certain Interim Services Agreement (the “Interim Services Agreement”), effective September 24, 2012, with The SCA Group, LLC (the “SCA Group”) pursuant to which the SCA Group agreed to provide the Company with the services of William T. Nanovsky as the Company’s Interim Senior Vice President and Chief Financial Officer for consideration of up to $50,000 per month, plus reimbursement of certain expenses. Mr. Nanovsky is a founding partner of the SCA Group. During 2012, we paid the SCA Group $141,750 and a security deposit of $25,000. No payments were made directly to Mr. Nanovsky during 2012.  The Interim Services Agreement was replaced with the Executive Services Agreement, described below.

Executive Services Agreement

On June 11, 2013, the Company entered into an Executive Services Agreement with the SCA Group, effective June 9, 2013, in connection with the services provided by William T. Nanovsky as Senior Vice President and Chief Financial Officer of the Company (the “Executive Services Agreement”).  Pursuant to the Executive Services Agreement, the Company will pay the SCA Group a bi-weekly fee of $1,153.85 and Mr. Nanovsky a bi-weekly salary of $10,384.61, such amounts may increase on an annual basis consistent with the Company’s policy as it applies to its senior management.  Mr. Nanovsky will participate in the Company’s bonus program, as it applies to senior management, with a bonus target of 50% of the payments to the SCA Group and Mr. Nanovsky.  Any bonus will be paid 10% to SCA Group and 90% to Mr. Nanovsky.  Mr. Nanovsky will remain a partner of SCA Group.  During 2013, we paid the SCA Group an aggregate of $294,404 pursuant to the Interim Services Agreement and Executive Services Agreement.  From January 1, 2014 through March 21, 2014, we paid the SCA Group $6,924 pursuant to the Executive Services Agreement.

Pursuant to the Executive Services Agreement, the Company will reimburse Mr. Nanovsky for all reasonable travel and out-of-pocket expenses in connection with his services to the Company.  The Company will provide Mr. Nanovsky up to two round trip flights to Florida from North Carolina per month and a daily per diem equal to the then current U.S.A. General Services Administration dinner allowance for Charlotte, North Carolina (currently $29.00).  Also, pursuant to the Executive Services Agreement, the Company will provide an apartment to Mr. Nanovsky in Charlotte, North Carolina, and Mr. Nanovsky will participate in the Company's benefit plans as they apply to senior management.

The Executive Services Agreement may be terminated by either party by providing a minimum of 30 days' advance notice.  Also, the SCA Group may terminate the Agreement immediately upon written notice to the Company if (i) the Company is engaged in or asks the SCA Group or any SCA Group professional to engage in or ignore any illegal or unethical activity, (ii) Mr. Nanovsky ceases to be a SCA Group professional for any reason, (iii) Mr. Nanovsky becomes disabled, or (iv) the Company fails to pay any amounts due to the SCA Group under the Executive Services Agreement when due.  In lieu of terminating the Executive Services Agreement under (ii) and (iii) above, upon mutual agreement of the parties, Mr. Nanovsky may be replaced by another SCA Group professional.

In addition, pursuant to the Executive Services Agreement, Mr. Nanovsky will participate in the Company's Amended and Restated 2010 Stock Incentive Plan (the "Stock Incentive Plan").  Any awards granted will be issued 10% as a warrant to the SCA Group and 90% to Mr. Nanovsky under the Stock Incentive Plan.

On June 10, 2013, in connection with the Executive Services Agreement, the Company granted Mr. Nanovsky an option to purchase 135,000 shares of common stock of the Company under the Stock Incentive Plan with an exercise price of $0.93.  The option vests annually in four equal installments commencing on the first anniversary of the grant date.  The option has a term of ten years.

Also in connection with the Executive Services Agreement, on June 10, 2013, the Company granted the SCA Group a warrant to purchase 15,000 shares of common stock of the Company with an exercise price of $0.93.  The warrant vests annually in four equal installments commencing on June 10, 2014.  The warrant has a term of ten years.

Mr. Aucamp’s Separation Agreement and Release

On March 7, 2014, the Company entered into a Separation Agreement and Release with Thomas E. Aucamp, Executive Vice President and Secretary of the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Aucamp's separation from the Company was effective March 14, 2014 and the Company will pay Mr. Aucamp severance in the amount of $234,067, less required deductions for taxes, in accordance with the Company's regular payroll cycle but in no event less frequent than monthly, through December 31, 2014. The Company will also pay Mr. Aucamp the sum of $13,300 as an additional severance payment in consideration of Mr. Aucamp's acknowledgement and agreement that his unvested restricted stock units will not vest and instead will be canceled in connection with the termination of Mr. Aucamp's employment.

Pursuant to the Separation Agreement, Mr. Aucamp releases and discharges the Company from any and all claims, except (i) his rights to vested equity compensation or any of his other equity interest in the Company and its affiliates, with the exception that he waives rights to unvested stock options and unvested restricted stock units, (ii) benefits or ERISA claims under any employee benefit plans in which Mr. Aucamp was a participant by virtue of his prior employment with the Company, (iii) his rights as a shareholder of the Company, and (iv) his rights to be indemnified and/or advanced expenses under any applicable corporate document of the Company or its affiliates, any applicable agreement or pursuant to applicable law or to be covered under any applicable directors’ and officers’ liability insurance policies.  The Separation Agreement also includes standard provisions relating to confidentiality and nondisparagement.

Stockholder Communications

Communications with the Company and the Board

Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Stockholders interested in communicating with our Board, any Board Committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Swisher Hygiene Inc. Board of Directors, 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

Stockholder Proposals for Next Year’s Annual Meeting

As more specifically provided in our by-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of our Board or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s Annual Meeting. Accordingly, any stockholder proposal to be considered at the 2015 Annual Meeting of Stockholders, including nominations of persons for election to our Board, generally must be properly submitted to us not earlier than January 15, 2015 nor later than February 14, 2015. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210.

These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2015 Annual Meeting of Stockholders. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary not later than December 15, 2014.

Stockholder Director Nominations

The Nominating and Corporate Governance Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements, or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Nominating and Corporate Governance Committee to assist the Committee in appropriately evaluating the candidate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who beneficially own 10% or more of our stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2013, our directors, executive officers, and greater than 10% beneficial owners complied with all such applicable filing requirements, except the untimely filing of one Form 4 report with respect to two transactions on behalf of William T. Nanovsky, the Company's Senior Vice President and Chief Financial Officer, and one Form 3 report with respect to one transaction and one Form 4 report with respect to one transaction on behalf of Blake W. Thompson, the Company's Senior Vice President and Chief Operating Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2014, information regarding the beneficial ownership of our common stock by each director, each director nominee, each named executive officer, all of the directors and executive officers as a group, and each other person or entity known to us to be the beneficial owner of more than five percent of our common stock. Unless noted otherwise, the corporate address of each person listed below is 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina, 28210.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Directors, Nominees, and Executive Officers:
Thomas E. Aucamp	1,418,686	(2)(3)	*
Steven R. Berrard	25,068,110	(2)(4)	14.3%
Joseph Burke	-		*
Thomas C. Byrne	1,424,070	(2)(5)	*
Richard L. Handley	643,599	(2)(6)	*
Harris W. Hudson	1,093,894	(7)	*
William T. Nanovsky	-		*
William M. Pierce	643,599	(2)(8)	*
William D. Pruitt	74,644	(9)	*
David Prussky	319,483	(10)	*
Blake W. Thompson	228,819	(11)	*
Directors and Executive Officers as a group (8 persons)	28,072,148	(12)	15.9%
5% or Greater Stockholders
H. Wayne Huizenga	24,230,113	(13)	13.8%
   ____________
(1)	Based on 175,789,166 shares of our common stock outstanding as of March 31, 2014.

(2)
The shares of common stock held by these executive officers and director have been pledged to H. Wayne Huizenga as security for certain obligations owing pursuant to stock pledge and security agreements by each executive officer and director for the benefit of Mr. Huizenga.

(3)
Consists of 1,300,265 shares of common stock held by Mr. Aucamp, 82,895 vested restricted stock units held by Mr. Aucamp and vested options held by Mr. Aucamp to purchase 35,526 shares of common stock.  On March 7, 2014, Mr. Aucamp resigned as an Executive Vice President and Secretary of the Company and continued his employment with the Company through March 14, 2014.  The stock options held by Mr. Aucamp will be forfeited 90 days from the date of Mr. Aucamp's termination.

(4)	Consists of 25,005,311 shares of common stock held by Mr. Berrard and 62,799 vested restricted stock units held by Mr. Berrard. Mr. Berrard is not standing for re-election at the annual meeting.

(5)
Consists of 1,300,265 shares of common stock held by Mr. Byrne, 86,663 vested restricted stock units held by Mr. Byrne and vested options held by Mr. Byrne to purchase 37,142 shares of common stock.  On March 7, 2014, Mr. Byrne resigned as an Executive Vice President of the Company and continues his employment with the Company under his current employment agreement.

(6)	Consists of 577,901 shares of common stock held by Mr. Handley and 65,698 vested restricted stock units held by Mr. Handley.

(7)	Consists of 303,689 shares of common stock held by Mr. Hudson, 730,000 shares of common stock held by Harris W. Hudson, LP and 60,205 vested restricted stock units held by Mr. Hudson.

(8)	Consists of 577,901 shares of common stock held by Mr. Pierce and 65,698 vested restricted stock units held by Mr. Pierce.

(9)
Consists of 2,439 shares of common stock held by Mr. Pruitt, 10,000 shares of common stock held by Pruitt Enterprises, LP, 2,000 shares of common stock held by Mr. Pruitt's spouse, 44,698 vested restricted stock units held by Mr. Pruitt, and 15,507 vested restricted stock units held by Pruitt Enterprises, LP.

(10)
Consists of 210,000 shares of common stock held by Mr. Prussky, 33,000 shares of common stock held by Mr. Prussky’s spouse, Erica Prussky, 56,483 vested restricted stock units held by Mr. Prussky, and options to purchase 20,000 shares of common stock held by Mr. Prussky. The options were previously granted pursuant to the CoolBrands International Inc. 2002 Stock Option Plan.

(11)	Consists of 155,000 shares of common stock held by Mr. Thompson and vested options held by Mr. Thompson to purchase 73,819 shares of common stock.

(12)	Includes 371,088 vested restricted stock units and options to purchase 93,819 shares of common stock.

(13)
Consists of 24,207,798 shares of common stock held by Mr. Huizenga and 22,315 vested restricted stock units held by Mr. Huizenga. Mr. Huizenga is the Chairman of the Board of Directors of Huizenga Holdings, Inc. The business address of Huizenga Holdings, Inc. is 450 E. Las Olas Blvd., Suite 1500, Fort Lauderdale, Florida 33301.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2013, with respect to all of our compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by stockholders	6,753,341	(1)	$2.20	3,562,932
Equity compensation plans not approved by stockholders	-		-	-
____________
(1)	Includes 5,259,280 options to purchase shares of our common stock at a weighted average price of 2.20 per share and 1,494,061 restricted stock units, which have no exercise price.

COMPENSATION COMMITTEE REPORT

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Compensation Committee: Harris W. Hudson, Chair William D. Pruitt

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This discussion and analysis describes the material elements of compensation paid to, awarded to, or earned by our named executive officers during 2013.  For 2013, our named executive officers, which include the individuals who served as our Chief Executive Officer or Chief Financial Officer during 2013, as well as the other individuals listed in the Summary Compensation Table as the “named executive officers,” are William M. Pierce, William T. Nanovsky, Blake W. Thompson, Thomas C. Byrne, and Thomas E. Aucamp.

The Compensation Committee (the "Committee") of our Board of Directors (the "Board") is responsible for the oversight, implementation, and administration of all of the executive compensation plans and programs. During 2013, Harris W. Hudson and William D. Pruitt served as members of the Committee.  Mr. Hudson serves as Chairman of the Committee.

Our Board recognizes the fundamental interest our stockholders have in the compensation of our executive officers. At the 2011 Annual Meeting, our stockholders approved, on an advisory basis, the compensation of our named executive officers.  We believe that our 2013 compensation policies and decisions remain consistent with the compensation philosophy and objectives and properly align the interests of our named executive officers with the short and long-term goals of the Company and the interests of our stockholders.

Compensation Policies

The core objectives of our compensation programs are to secure and retain the services of high quality executives and to compensate our executives in a manner commensurate to and aligned with the Company's performance and the interests of our stockholders. We seek to achieve these objectives through three principal compensation programs: (1) a base salary, (2) long-term equity incentives, and (3) an annual cash incentive bonus. Base salaries are designed primarily to attract and retain talented executives. Grants of equity awards are designed to provide an incentive for achieving long-term results by aligning the interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the Company. Annual cash incentives are designed to motivate and reward the achievement of selected financial and individual performance goals, generally tied to profitability and company growth.

The Committee believes the risks arising from the Company's compensation policies and practices for our employees are not likely to have a material adverse effect on the Company.

Compensation Practices and Components for 2013

The Company adhered to the core objectives of its compensation policy during 2013.  However, during 2013 the Company and the Committee made certain compensation decisions to address activities surrounding the financial restatements and delayed Securities and Exchange Commission (the "SEC") filings that required management's attention during the year.  In addition, Company initiatives during the year, including those relating to asset sales and cost saving initiatives, required particular attention from the Committee in making certain compensation decisions.

In connection with the Company completing its financial restatements and regaining compliance with its SEC filings, on April 29, 2013 the Committee approved the following salary increases, each effective April 1, 2013:

Name	New Salary	Prior Salary
Mr. Aucamp	$275,000	$220,000
Mr. Byrne	$375,000	$230,000
Mr. Thompson	$275,000	$250,000

The salary increases were made in recognition of the efforts by Messrs. Aucamp, Byrne, and Thompson to regain compliance with the Company's SEC filing requirements while continuing to focus on the Company's business and operations.

On June 9, 2013, the Company entered into a new Services Agreement with The SCA Group, LLC ("SCA Group"), pursuant to which Mr. Nanovsky receives a base salary of $270,000 from the Company and the SCA Group receives an annual fee of $30,000.  Mr. Nanovsky has been paid as an employee of the Company since that time.

On August 9, 2013, Mr. Thompson was promoted to Chief Operating Officer with no change in salary.

On September 16, 2013, Mr. Byrne stepped down as President and Chief Executive Officer and resumed his former role as an Executive Vice President of the Company at which time his salary was set at $300,000.  Subsequently, on October 16, 2013 the Company entered into an Employment Agreement with Mr. Byrne, which memorialized his $300,000 base salary and provided a bonus opportunity of up to $400,000 in connection with the sale of certain assets of the Company.  Under the terms of the employment agreement, Mr. Byrne does not participate in the Company's cash incentive plan, but remains eligible to participate in the Swisher Hygiene Inc. 2010 Stock Incentive Plan (the "Stock Incentive Plan"), on the same basis as other Company executives.  Mr. Byrne resigned his position as an executive officer of the Company on March 7, 2014 but continues to be employed by the Company under the terms of his employment agreement.

On September 16, 2013, Mr. Pierce, a director of the Company, was appointed as the Company’s new President and Chief Executive Officer.  Mr. Pierce entered into a one year employment agreement with a base salary of $150,000.  Mr. Pierce will not participate in the Company’s cash incentive plan.  However, Mr. Pierce may be eligible to receive an annual bonus in an amount determined at the discretion of the Committee.  Mr. Pierce will be entitled to participate in the Stock Incentive Plan on the same basis as other Company executives.

Effective March 7, 2014, the Company entered into a Confidential Separation Agreement and Release with Mr. Aucamp wherein the Company will pay Mr. Aucamp severance pay in the total amount of $234,067, to be made in equal biweekly installments following the date of his termination, in accordance with the Company’s payroll cycle.  The Company will also pay Mr. Aucamp the sum of $13,300 as an additional severance payment in consideration of Mr. Aucamp's unvested restricted stock units that were canceled in connection with his termination.

Cash Incentive Compensation

The Compensation Committee reviewed and considered a Performance Incentive Plan for 2013, but did not approve the proposal, which was presented at the Committee's April 29, 2013 meeting.

On April 29, 2013, the Committee did approve discretionary bonuses to several employees of the Company, including Messrs. Byrne and Aucamp of $40,000 and $30,000, respectively, for their significant efforts in connection with completing the Company's 2011 and 2012 filings with the Securities and Exchange Commission, as well as their work in completing the sale of the Company's Waste segment, which sale was completed in November 2012.  These bonuses are reflected in the Summary Compensation Table under bonuses for 2012.

Long-Term Equity Incentive Compensation

In 2013, the Committee granted a total of 3,227,500 stock options to the Company’s executives and employees.  Among the awards made under the Stock Incentive Plan, the Committee granted equity awards to our named executive officers as follows:

Name	Restricted Stock Units		Stock Options

William M. Pierce	—	(1)	—
Thomas C. Byrne	—		200,000
Thomas E. Aucamp	—		150,000
William T. Nanovsky	—		135,000	(2)
Blake W. Thompson	—		150,000
______________
(1)	During 2013, Mr. Pierce was granted 65,698 restricted stock units in connection with his service on the Board.

(2)	Also, warrants to purchase 15,000 shares were granted in the name of SCA Group.

The Committee’s grant of equity awards to the named executive officers was entirely discretionary, subject to limitations set by the Stock Incentive Plan. Decisions by the Committee regarding grants of equity awards to the named executive officers were made based upon the consideration of the executive officer’s current position with us, and the executive officer’s past and expected future performance.  The Committee did not use any specific factors or particular criteria that were to be met by each executive officer and did not assign any relative weight to any factors or criteria it considered when granting equity awards.  Rather, the Committee relied on its own business experience and judgment in determining the grants.

In 2013, the named executive officers received additional compensation in the form of vacation, use of a corporate apartment, travel between North Carolina and Florida, and cell phone services.  Also, the named executive officers received other benefits generally available to all of our full time employees.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to the named executive officers, each of whom are subject to Section 162(m), in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable us to meet our overall objectives, even if we may not deduct all of the compensation. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Summary Compensation Table

The following table sets forth certain summary information concerning compensation earned by, and paid to, the named executive officers for 2013, 2012, and 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total

William M. Pierce	2013	$40,385	-	$60,000	-	-		$35,470	(2)	$135,855
President and Chief	2012	$-	-	-	-	-	-	-		-
Executive Officer(8)	2011	$-	-	-	-	-	-	-		-

William T. Nanovsky	2013	$145,385	-	-	$41,567	-		$325,748	(3)	$512,700
Senior Vice President	2012	-	-	-	-	-	-	$141,750	(4)	$141,750
and Chief Financial Officer(9)	2011	-	-	-	-	-	-	-		-

Blake W. Thompson	2013	$268,270	-	-	$41,505	-		-		$309,775
Senior Vice President	2012	-	-	-	-	-	-	-		-
and Chief Operating Officer(10)	2011	-	-	-	-	-	-	-		-

Thomas C. Byrne	2013	$323,020	-	-	$55,340	-		$12,632	(5)	$390,992
Former President and Chief Executive Officer,	2012	$230,000	$40,000	-	-	-	-	$14,916	(6)	$284,916
and Former Executive Vice President(11)	2011	$230,000	-	-	-	-	-	-		$230,000

Thomas E. Aucamp	2013	$260,193	-	-	$41,505	-	-	-	(7)	$301,698
Former Executive Vice	2012	$220,000	$30,000	-	-	-	-	-		$250,000
President and Secretary(12)	2011	$220,000	-	-	-	-	-	-		$220,000

______________
(1)
Represents restricted stock units and stock options granted under the Stock Incentive Plan.  Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, we used $1.00 and $0.86, the closing price of our common stock on the grant dates.  In determining the grant date fair value for stock options, we used the Black-Scholes option pricing model, and took into account the $0.93 and $0.81 closing price of our common stock on the grant dates, the $0.93 and $0.81 exercise prices, the six year assumed period over which the stock options will be outstanding, a 30.7% volatility rate, and a 1.5% – 1.9% risk free rate.

(2)
Includes $25,121 for fees related to Mr. Pierce’s service on the Board as a non-employee director until September 10, 2013, $6,660 for expenses related to use of a corporate apartment and $3,689 for expenses related to travel between North Carolina and Florida.

(3)
Includes (i) $294,404 of fees paid to the SCA Group pursuant to the Executive Services Agreement, effective June 9, 2013, and the Interim Services Agreement, effective September 24, 2012, (ii) the $4,618 grant date fair value of a warrant to purchase 15,000 shares of common stock at an exercise price of $0.93 granted to the SCA Group, (iii) $15,450 for expenses related to use of a corporate apartment, (iv) $10,721 for expenses related to travel between North Carolina and Florida and (iv) $555 in cell phone services.  For a discussion of the Executive Services Agreement and the Interim Services Agreement, see the “Related Party Transactions” section.

(4)
Represents fees paid to the SCA Group pursuant to the Interim Services Agreement, effective September 24, 2012. For a discussion of the Interim Service Agreement, see the "Related Party Transactions" section.

(5)	Includes $3,376 for expenses related to the use of a corporate apartment, $8,881 for expenses related to travel between North Carolina and Florida, and $375 in cell phone services.

(6)	Includes $10,669 for expenses related to use of a corporate apartment and $4,247 in contributions made by the Company to the Company’s 401(k) plan on Mr. Byrne’s behalf.

(7)	The aggregate amount of all other compensation for Mr. Aucamp did not exceed $10,000.

(8)	Mr. Pierce was appointed as President and Chief Executive Officer of the Company on September 10, 2013.

(9)	Mr. Nanovsky has served as Interim Senior Vice President and Chief Financial Officer or Senior Vice President and Chief Financial Officer of the Company since September 24, 2012.

(10)	Mr. Thompson was appointed Chief Operating Officer of the Company on August 9, 2013.

(11)
Mr. Byrne served as Executive Vice President of the Company from November 2010 to August 2012, as Chief Executive Officer and President of the Company from August 2012 to September 2013, and as Executive Vice President of the Company from September 2013 to March 2014. On March 7, 2014, Mr. Byrne resigned as an Executive Vice President of the Company and continues his employment with the Company under his current employment agreement.

(12)	On March 7, 2014, Mr. Aucamp resigned as an Executive Vice President and Secretary of the Company and continued his employment with the Company through March 14, 2014.

Grants of Plan-Based Awards - Fiscal 2013

The following table sets forth certain information concerning grants of awards to the named executive officers in the fiscal year ended December 31, 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($) Per Share	Grant Date Fair Value of Stock and Option Awards(3)

William M. Pierce	6/5/2013	25,000	-	-	$25,000
	7/1/2013	40,698	-	-	$35,000
William T. Nanovsky(4)	6/10/2013	-	135,000	$0.93	$41,457
Blake W. Thompson	8/14/2013	-	150,000	$0.81	$41,505
Thomas C. Byrne	8/14/2013	-	200,000	$0.81	$55,340
Thomas E. Aucamp	8/14/2013	-	150,000	$0.81	$41,505
______________
(1)
Represents restricted stock units granted under the Stock Incentive Plan to Mr. Pierce in connection with his service to the Board of Directors, which vested immediately at the time of grant, and represents the right to receive one share of common stock following Mr. Pierce’s departure as a director.

(2)	Represents stock options granted under the Stock Incentive Plan, which vest in four annual installments beginning on the first anniversary of the grant date.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value for restricted stock units, we used $1.00 and $0.86, the closing price of our common stock on the grant dates.  In determining the grant date fair value for stock options, we used the Black-Scholes option pricing model, and took into account the $0.93 and $0.81 closing price of our common stock on the grant dates, the $0.93 and $0.81 exercise prices, the six year assumed period over which the stock options will be outstanding, a 30.7% volatility rate, and a 1.5% – 1.9% risk free rate.

(4)	The table does not include the warrant to purchase 15,000 shares of common stock at an exercise price of $0.93 granted to the SCA Group on June 10, 2013 with a grant date fair value of $4,618.

Outstanding Equity Awards at Fiscal Year-End – 2013

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2013.

	Option Awards(3)				Stock Awards(4)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (5)

William M. Pierce(1)	-	-	$-	-	-	$-
William T. Nanovsky(2)	-	135,000	$0.93	6/10/2023	-	$-
Blake W. Thompson	73,819	-	$2.54	6/25/2022	-	$-
	-	221,456	$2.54	6/25/2022	-	$-
	-	150,000	$0.81	8/14/2023	-	$-
Thomas C. Byrne(6)	37,142	-	$4.18	11/2/2020	-	$-
	-	12,380	$4.18	11/2/2020	-	$-
	-	200,000	$0.81	8/14/2023	-	$-
	-	-	-	-	28,887	$14,732
Thomas E. Aucamp(7)	35,526	-	$4.18	11/2/2020	-	$-
	-	11,842	$4.18	11/2/2020	-	$-
	-	150,000	$0.81	8/14/2023	-	$-
	-	-	-	-	27,631	$14,092
______________
(1)
Does not include 65,698 restricted stock units granted under the Stock Incentive Plan to Mr. Pierce in connection with his service to the Board of Directors, which vested immediately at the time of grant, and represents the right to receive one share of common stock following Mr. Pierce’s departure as a director.

(2)	Does not include warrants to purchase 15,000 shares of common stock with an exercise price of $0.93 granted to the SCA Group.

(3)
Represents stock options granted under the Stock Incentive Plan, which vest in four annual installments starting on the first anniversary of the grant date.  Each stock option represents the right to receive one share of common stock upon vesting.

(4)
Represents restricted stock units granted under the Stock Incentive Plan, which vest in four annual installments starting on the first anniversary of the grant date. Each restricted stock unit represents the right to receive one share of common stock upon vesting.

(5)	Determined by multiplying the closing price of the Company’s common stock on December 31, 2013 of $0.51 by the number of shares of common stock underlying the restricted stock units.

(6)	On March 7, 2014, Mr. Byrne resigned as an Executive Vice President of the Company and continues his employment with the Company under his current employment agreement.

(7)
On March 7, 2014, Mr. Aucamp resigned as an Executive Vice President and Secretary of the Company and continued his employment with the Company through March 14, 2014. Mr. Aucamp's remaining unvested restricted stock units were forfeited in connection with his separation.  Mr. Aucamp's stock options will be forfeited 90 days from the date of Mr. Aucamp's termination.

Stock Vested - Fiscal 2013

The following table provides information concerning vesting of restricted stock units held by the named executive officers during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized onVesting

William M. Pierce	65,698	$60,000
William T. Nanovsky	-	$-
Blake W. Thompson	-	$-
Thomas C. Byrne	28,887	$18,777
Thomas E. Aucamp	27,631	$17,960
_________
(1)
Represents restricted stock units that vested on June 5, 2013 and July 1, 2013 for Mr. Pierce and November 2, 2013 for Messrs. Byrne and Aucamp. Receipt of shares of common stock has been deferred in connection with the vesting of these restrictive stock units.

Employment Agreements

During 2013, we entered into employment agreements with Mr. Byrne and Mr. Pierce, and we entered into an Executive Services Agreement with the SCA Group in connection with Mr. Nanovsky’s service as Senior Vice President and Chief Financial Officer.  Below is a summary of the employment agreements with Mr. Pierce and Mr. Byrne.  For a description of the Executive Services Agreement, see the “Related Party Transactions” section.

Employment Agreement – William M. Pierce

On October 16, 2013, the Company entered into an employment agreement with William M. Pierce, effective as of September 16, 2013 (the "Pierce Agreement"), relating to his service as Chief Executive Officer of the Company.  The Pierce Agreement has a term of one year and may be renewed annually upon the consent of both Mr. Pierce and the Company.  Also, the Pierce Agreement may be terminated at any time by the Company or Mr. Pierce, provided the terminating party gives the other party written notice of such termination at least 30 days in advance.  Pursuant to the Pierce Agreement, Mr. Pierce will receive an annual base salary in the amount of $150,000 payable in regular installments in accordance with the Company’s general payroll practices. Mr. Pierce is also eligible to earn an annual bonus in an amount determined by the Compensation Committee of the Board, based upon achieving performance metrics and strategic goals established by the Board. In addition, the Company will reimburse Mr. Pierce for any reasonable out-of-pocket business expenses incurred in connection with his performance as Chief Executive Officer. The Company will also reimburse Mr. Pierce for the costs associated with the lease of an apartment in Charlotte, North Carolina and for the cost of weekly, round-trip air travel between Charlotte, North Carolina and Fort Lauderdale, Florida.

If Mr. Pierce’s employment is terminated by (i) the Company without Cause (as defined in the Pierce Agreement) or (ii) Mr. Pierce for Good Reason (as defined in the Pierce Agreement), then (A) the Pierce Agreement will be deemed to have terminated as of the date Mr. Pierce ceases to be employed by the Company, (B) Mr. Pierce will be entitled to continue to receive his then base salary from the Company for the remainder of the term (which, in the case of base salary, will be paid in arrears in accordance with the Company’s general payroll practices, over the applicable period commencing on the date of such termination and subject to withholding and other appropriate deductions), (C) Mr. Pierce shall be entitled to receive any bonus that has been awarded to Mr. Pierce by the Board but has not yet been paid by the Company, subject to withholding and other appropriate deductions and (D) Mr. Pierce shall be entitled to reimbursement of any unreimbursed expenses.  As a condition to receiving such payments, Mr. Pierce will sign and deliver to the Company a release in the form mutually agreed by the parties.

If Mr. Pierce’s employment is terminated by the Company for Cause (as defined in the Pierce Agreement) or by Mr. Pierce without Good Reason (as defined in the Pierce Agreement), then (i) the Pierce Agreement will be deemed to have terminated as of the date Mr. Pierce ceases to be employed by the Company, (ii) Mr. Pierce shall be entitled to receive his base salary through the date of such termination, subject to withholding and other appropriate deductions, and (iii) Mr. Pierce shall be entitled to reimbursement of any unreimbursed expenses.

If Mr. Pierce’s employment by the Company is terminated due to Mr. Pierce’s death or Disability (as defined in the Pierce Agreement), then (A) the Pierce Agreement will be deemed to have terminated as of the date Mr. Pierce ceases to be employed by the Company, (B) Mr. Pierce will be entitled to continue to receive his base salary through the remainder of the term, subject to withholding and other appropriate deductions, (C) Mr. Pierce shall be entitled to receive any bonus that has been awarded to Mr. Pierce by the Board but has not yet been paid by the Company, subject to withholding and other appropriate deductions and (D) Mr. Pierce shall be entitled to reimbursement of any unreimbursed expenses.

Employment Agreement – Thomas C. Byrne

On October 16, 2013, the Company entered into an employment agreement with Thomas C. Byrne, effective as of September 16, 2013 (the "Byrne Agreement"), relating to his service as Executive Vice President of the Company.  Pursuant to the Byrne Agreement, Mr. Byrne will receive an annual base salary in the amount of $300,000 payable in regular installments in accordance with the Company’s general payroll practices. Mr. Byrne is also eligible to earn a bonus up to an aggregate amount of $400,000 based upon performance or operational milestones as established by the Board or the Compensation Committee. In addition, the Company will reimburse Mr. Byrne for any reasonable out-of-pocket business expenses incurred in connection with his performance as Executive Vice President.

The Byrne Agreement will terminate no later than September 16, 2015, but may be terminated at any time by the Company or Mr. Byrne, provided the terminating party gives the other party written notice of such termination at least 30 days in advance.

If Mr. Byrne’s employment by the Company is terminated by (i) the Company without Cause (as defined in the Byrne Agreement) or (ii) Mr. Byrne for Good Reason (as defined in the Byrne Agreement), then (A) the Byrne Agreement will be deemed to be terminated as of the date Mr. Byrne ceases to be employed by the Company, (B) Mr. Byrne will be entitled to continue to receive his then base salary from the Company for the remainder of the term, followed by an amount equal to one year of his base salary amount ("Severance Amount") (which, in the case of both the base salary and the Severance Amount, shall be paid in arrears in accordance with the Company’s general payroll practices, over the applicable period commencing on the date of such termination and subject to withholding and other appropriate deductions), (C) Mr. Byrne shall be entitled to receive any bonus that has been awarded to him by the Board but has not yet been paid by the Company, subject to withholding and other appropriate deductions and (D) Mr. Byrne shall be entitled to reimbursement of any unreimbursed expenses.  As a condition to receiving such payments relating to periods following the date of such termination, Mr. Byrne shall sign and deliver to the Company a release in the form mutually agreed by the parties.

If Mr. Byrne’s employment is terminated by the Company for Cause, then (i) the Byrne Agreement shall be deemed to be terminated as of the date Mr. Byrne ceases to be employed by the Company, (ii) Mr. Byrne shall be entitled to receive his base salary through the date of such termination, subject to withholding and other appropriate deductions and (iii) Mr. Byrne shall be entitled to reimbursement of any unreimbursed expenses.

If Mr. Byrne’s employment is terminated by him without Good Reason, then (i) the Byrne Agreement shall be deemed to be terminated as of the date Mr. Byrne ceases to be employed by the Company, (ii) Mr. Byrne will be entitled to receive his base salary through the date of such termination subject to withholding and other appropriate deductions, (iii) Mr. Byrne will be entitled to receive the Severance Amount (which shall be paid in arrears in accordance with the Company's normal payroll practices over the applicable one (1) year period commencing the date of such termination and subject to withholding and the appropriate deductions) and (iv) Mr. Byrne shall be entitled to reimbursement of any unreimbursed expenses.

If Mr. Byrne’s employment by the Company is terminated due to his death or Disability (as defined in the Byrne Agreement), then (A) the Byrne Agreement will be deemed to be terminated as of the date Mr. Byrne ceases to be employed by the Company, (B) Mr. Byrne will be entitled to continue to receive his base salary through the remainder of the term, subject to withholding and any other appropriate deductions, (C) Mr. Byrne shall be entitled to receive any bonus that has been awarded to him by the Board but has not yet been paid by the Company, subject to withholding and other appropriate deductions, (D) Mr. Byrne shall be entitled to receive the Severance Amount paid in arrears in accordance with the Company's general payroll practices, commencing with the pay period immediately following the final payment of his base salary, and (E) Mr. Byrne will be entitled to reimbursement of any unreimbursed expenses.

Potential Payments Upon Termination or Change-in-Control

The section below quantifies certain compensation and benefits that would be payable to Messrs. Pierce and Byrne under their employment agreements if their employment had terminated on December 31, 2013.  As of December 31, 2013, the Company had no other agreements with the named executive officers which would trigger potential payments upon termination or change-in-control.  For a general description of Mr. Pierce’s and Mr. Byrne’s agreements see “Employment Agreements” above. Also, in connection with a termination, shares underlying vested restricted stock units would be delivered to the named executive officers, and stock options held by the named executive officers would be forfeited 90 days from the date of termination in connection with a termination other than for death or disability, and stock options held by the named executive officers would be forfeited one year from the date of termination in connection with a termination for death or disability, subject to the original term of the stock option.

Without Cause or for Good Reason

The following table shows amounts that would be payable to Mr. Pierce and Mr. Byrne if their employment was terminated without Cause or for Good Reason.

Name	Cash(1)	Bonus(2)	Severance	Other(3)	Total
William M. Pierce	$ 106,250	-	-	-	$ 106,250
Thomas C. Byrne	$ 512,500	-	$ 300,000	-	$ 812,500
______________
(1)	Executive will be entitled to continue to receive his then base salary through the term of his employment agreement.

(2)	Executive will be entitled to receive any bonus that has been awarded to executive by the Board but has not yet been paid by the Company.

(3)	Executive will be entitled to reimbursement for any unreimbursed expenses.

Cause

The following table shows amounts that would be payable to Mr. Pierce and Mr. Byrne if their employment was terminated for Cause.

Name	Cash(1)	Other(2)	Total
William M. Pierce	-	-	-
Thomas C. Byrne	-	-	-
____________
(1)	Executive will be entitled to receive his base salary through the date of termination.

(2)	Executive will be entitled to reimbursement for any unreimbursed expenses.

Without Good Reason

The following table shows amounts that would be payable to Mr. Pierce and Mr. Byrne if their employment was terminated without Good Reason.

Name	Cash(1)	Severance	Other(2)	Total
William M. Pierce	-	-	-	-
Thomas C. Byrne	-	$300,000	-	$300,000
____________
(1)	Executive will be entitled to receive his base salary through the date of termination.

(2)	Executive will be entitled to reimbursement for any unreimbursed expenses.

Death or Disability

The following table shows amounts that would be payable to Mr. Pierce and Mr. Byrne if their employment was terminated due to death or Disability.

Name	Cash(1)	Bonus(2)	Severance	Other(3)	Total
William M. Pierce	$ 106,250	-	-	-	$ 106,250
Thomas C. Byrne	$ 512,500	-	$ 300,000	-	$ 812,500
_______________
(1)	Executive will be entitled to continue to receive his then base salary through the term of his employment agreement.

(2)	Executive will be entitled to receive any bonus that has been awarded to executive by the Board but has not yet been paid by the Company.

(3)	Executive will be entitled to reimbursement for any unreimbursed expenses.

Director Compensation

Director compensation for our non-employee directors is as follows:

●	an annual fee of $60,000, paid quarterly on a calendar year basis;

●
an annual committee chairman fee of $10,000, paid quarterly on a calendar year basis to the Chairman of each of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

●	a per Board meeting fee of $1,500, paid quarterly in arrears on a calendar year basis;

●	a per committee meeting fee of $1,500, paid quarterly in arrears on a calendar year basis;

●	an annual grant of $35,000 in restricted stock units, paid on the first day of the month following our annual meeting of stockholders; and

●	a one-time grant of $25,000 in restricted stock units, paid to each non-employee director upon their election or appointment to the Board.

Fees not designated to be paid in restricted stock units may be accepted as cash or restricted stock units at the director’s discretion.  Also, non-employee directors are reimbursed for reasonable expenses in connection with their service on the Board of Directors.

The following table sets forth certain information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2013:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation		Total

Steven R. Berrard	$33,000	-	-	-	-	$291,667	(2)	$324,667
David Braley(3)	$37,879	-	-	-	-	-		$37,879
John Ellis Bush(3)	$16,242	-	-	-	-	-		$16,242
Richard L. Handley	$74,687	$60,000	-	-	-	-		$134,687
Harris W. Hudson	$77,500	$35,000	-	-	-	-		$112,500
H. Wayne Huizenga(3)	$27,379	$-	-	-	-	-		$27,379
William D. Pruitt	$92,500	$35,000	-	-	-	-		$127,500
David Prussky	$82,500	$35,000	-	-	-	-		$117,500
Michael Serruya(4)	$61,000	$35,000	-	-	-	-		$96,000
______________
(1)	The table below sets forth the aggregate number of restricted stock units and stock options of each current non-employee director outstanding as of December 31, 2013.

Name	Restricted Stock Units(5)	Stock Options

Steven R. Berrard	62,799	-
David Braley	12,291	-
John Ellis Bush	22,695	-
Richard L. Handley	65,698	-
Harris W. Hudson	60,205	-
H. Wayne Huizenga	22,315	-
William D. Pruitt	60,205	-
David Prussky	56,483	20,000	(6)
Michael Serruya	56,213	-
______________
(2)
Represents $291,667 of consulting fees paid to Mr. Berrard pursuant to the Consulting Agreement and Release with the Company, dated October 26, 2012.  This table does not include a $500,000 fee paid to Mr. Berrard, pursuant to the Consulting Agreement, for the closing of certain transaction activity during 2012, which was paid in 2013 and previously disclosed in last year’s proxy statement.  For a discussion of the Consulting Agreement, see the “Related Party Transactions” section.

(3)	Senator Braley, Governor Bush and Mr. Huizenga completed their terms as directors on June 5, 2013.

(4)	Mr. Serruya resigned as a director on November 30, 2013.

(5)	These restricted stock units vested immediately upon grant and receipt of shares of common stock has been deferred in connection with the vesting of these restricted stock units.

(6)	The options were previously granted pursuant to the CoolBrands International Inc. 2002 Stock Option Plan.

REPORT OF THE AUDIT COMMITTEE

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

The audit committee of Swisher Hygiene is composed of two (2) “independent” directors, as determined in accordance with Rule 5605(a)(2) of The NASDAQ Stock Market’s regulations and Rule 10A-3 of the Exchange Act. The audit committee operates pursuant to a written charter adopted by our Board, a copy of which is available on the Investor Relations section of the Company’s website at www.swsh.com.

As described more fully in its charter, the purpose of the audit committee is to:

●	oversee the Company’s accounting and financial reporting processes, the Company’s internal systems of control and audits of the Company’s consolidated financial statements;

●	oversee the Company’s relationship with its independent auditors, including appointing or changing the Company’s auditors and ensuring their independence; and

●	provide oversight regarding significant financial matters, including the Company’s tax planning, treasury policies, currency exposures, dividends and share issuance and repurchases.

Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

The audit committee has:

●	reviewed and discussed the Company’s audited financial statements with management;

●
discussed with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standards No. 16, Communications with Audit Committees; and

●
received from BDO the written disclosures and the letter regarding their communications with the audit committee concerning independence as required by the applicable requirements of the PCAOB and discussed with BDO the auditors’ independence from our company and management.

In addition, the audit committee has met separately with management and with BDO.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE William D. Pruitt, Chairman David Prussky

PROPOSAL 2: REVERSE STOCK SPLIT PROPOSAL

General

Our Board of Directors has adopted and is recommending that our stockholders approve a proposal to amend our Amended and Restated Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our outstanding shares of common stock. The authorization will permit the Board of Directors to effect a reverse stock split of our common stock at a ratio of 1:10.  Also, the authorization will permit the Board to proportionately adjust using the reverse stock split ratio of 1:10 all shares subject to all outstanding equity awards, the number of shares available for issuance and the exercise price per share under the Amended and Restated Swisher Hygiene  Inc. 2010 Stock Incentive Plan.  The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The NASDAQ Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not in its sole discretion deem it to be in our best interests and the best interests of our stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors in its sole discretion to be in our best interests and the best interests of our stockholders, will be effected, if at all, at a time that is not later than six months from the date of the meeting. The reverse stock split will not change the par value of common stock or preferred stock.

Purpose and Background of the Reverse Stock Split

Our Board of Directors approved the proposal authorizing an amendment to our Amended and Restated Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split based on its belief that:

●
effecting the reverse stock split could, in some circumstances, be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on The NASDAQ Capital Market; and

●	a higher stock price may help generate investor interest in us and help attract, retain, and motivate employees.

If the reverse stock split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings, if sought, and enhance our ability to attract, retain, and motivate employees and other service providers.

NASDAQ Requirements for Continued Listing

Our common stock is quoted on The NASDAQ Capital Market under the symbol “SWSH.” One of the requirements for continued listing on The NASDAQ Capital Market is maintenance of a minimum closing bid price of $1.00.

On July 17, 2013, we received a written notice from The Nasdaq Listing Qualifications Department indicating that we are not in compliance with the minimum bid price requirement of $1.00 per share set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Select Market. The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the 30 consecutive business days ended July 16, 2013, we did not meet this requirement. We were initially provided a 180 day period in which to regain compliance. Following the initial 180 day period, on January 9, 2014, we requested the transfer of our listing to The Nasdaq Capital Market from The Nasdaq Global Market and, on January 13, 2014, The Nasdaq Listing Qualifications Department approved such transfer. In connection with the Company’s transfer, we were provided an additional 180 day period to regain compliance with the minimum bid price requirement of $1.00 per share set forth in Nasdaq Listing Rule 5450(a)(1). If at any time during this period the closing bid price of our common stock is at least $1.00 for a minimum of ten consecutive business days, we will receive a written confirmation of compliance from Nasdaq and the matter will be closed.

We cannot provide assurance that our share bid price will comply with the requirements for continued listing of our common stock on The NASDAQ Capital Market in the future if we effectuate the reverse split, or that we will comply with the other continued listing requirements. If our common stock is delisted on The NASDAQ Capital Market, our common stock would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our shares of common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our shares of common stock, further limiting the liquidity of our shares of common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability or efforts to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board of Directors unanimously approved this proposal as a potential means of increasing the price of our common stock to above $1.00 per share, although no assurances can be made that this price increase will occur.

Potential Increased Investor Interest

In approving this proposal, the Board of Directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including, among other things, that the reverse stock split may not result in a sustained, if any, increase in the per share price of our common stock.

We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained or other basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●
the market price per share of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

●	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●
the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on The NASDAQ Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

Shares of common stock either issued and outstanding or held by us in our treasury shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock. By approving this reverse stock split, stockholders will approve the combination of ten (10) shares of common stock into one (1) share.

No fractional shares shall be issued in connection with the reverse stock split. As discussed below, stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) in lieu of such fractional share interests.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We will file a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware. The certificate of amendment would add a new provision providing that holders of our common stock immediately prior to the filing of the amendment will receive one share of common stock for each ten shares they currently hold. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our stockholders, the issued shares of common stock held by stockholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of common stock calculated in accordance with the reverse stock split ratio of one-for-ten (1:10). A copy of the certificate of amendment is attached to this proxy statement as Annex A.

For example, if a stockholder presently holds 20 shares of our common stock, he or she would hold 2 shares of common stock following the reverse stock split. If a stockholder presently holds 15 shares of our common stock, he or she would hold 1 share of common stock following the reverse split, and would receive an additional amount of cash in lieu of fractional shares as described below under “Fractional Shares.” Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Certificated Shares

Upon the reverse stock split, our exchange agent will assist holders of common stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, stockholders holding shares in certificated form will be sent a transmittal letter by our exchange agent. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificates representing common stock (“Old Certificates”) to the exchange agent in exchange for certificates representing the appropriate number of whole post-reverse stock split common stock, as applicable (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the exchange agent. No stockholder will be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal will contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our escrow agent.

Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the exchange agent. Shortly after the reverse stock split has occurred the exchange agent will provide registered stockholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Stockholders are encouraged to promptly surrender Old Certificates to the exchange agent in order to avoid having shares become subject to escheat laws.

Effect on Outstanding Shares

The following table illustrates the effects on our common stock of a reverse stock split at a ratio of 1:10 for the reverse stock split:

	Number of Shares as of March 31, 2014
Common Stock:	Prior to Reverse Stock Split	1:10 Ratio
Total Issued and Outstanding	175,789,166	17,578,916
Common Stock issuable upon exercise of outstanding stock options and vesting of restricted stock units	6,612,130	661,213

Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of common stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by our Board of Directors to be in the best interests of the Company and its stockholders. Our Board of Directors believes the increase in available shares for future issuance is appropriate to fund such matters. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company’s current number of authorized shares of common stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized common stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide our Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Effect on Stock Plans

We have a stock plan designed primarily to provide equity-based incentives to employees and directors, known as the Amended and Restated Swisher Hygiene Inc. 2010 Stock Incentive Plan. As of March 31, 2014, we had 6,612,130 options and restricted stock units outstanding under this plan. Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of shares subject to all outstanding equity awards, the number of shares available for issuance and the exercise price per share under this plan will be proportionately adjusted using the reverse stock split ratio selected by our Board of Directors. For example, if the 1-for-10 reverse stock split is effected, the 3,686,742 shares of common stock that remained available for issuance under our stock incentive plan as of March 31, 2014 would be adjusted to equal approximately 368,674 shares.  In addition, the exercise price per share under each outstanding stock option would be increased by ten (10) times and the number of shares subject to each outstanding stock option would be decreased by ten (10) times, such that upon an exercise, the aggregate exercise price payable by the optionee to us would remain the same.  Our Board of Directors has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof in an amount equal to the product obtained by multiplying (i) the closing sales price of our common stock as reported on the NASDAQ Global Market on the effective date of reverse stock split by (ii) the number of shares of our common stock held by such stockholder before the reverse stock split that would otherwise have been exchanged for such fractional share interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced to an amount of one-tenth (1/10) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the General Corporation Law of the State of Delaware, our stockholders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the material United States Federal income tax consequences to “U.S. holders” (as defined below) of our common stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for United States Federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

●	an estate with income subject to United States Federal income tax regardless of its source; or

●
a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds our common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder of ours or to our stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., or our stockholders holding their shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to us, or to our stockholders that own 5% or more of our common stock, are affiliates of ours, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a stockholder of ours, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code, with the following consequences:

●	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

●
A U.S. holder’s aggregate tax basis the U.S. holder’s post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

●
A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a transaction treated as a sale of the shares. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

Cash payments made in lieu of a fractional share of post-reverse stock split shares may, under certain circumstances, be subject to backup withholding at a rate of 28%. To avoid backup withholding, a U.S. Holder must provide the exchange agent with either proof of an applicable exemption or its correct taxpayer identification number by completing the substitute Form W-9 included in the letter of transmittal provided by the exchange agent. Any amount withheld under the backup withholding rules is not an additional tax. Rather, the U.S. Holder's tax liability will be reduced by the amount of tax withheld. Some of our U.S. Holders  (including, among others, corporations) are not subject to these backup withholding requirements.

The Reverse Stock Split Proposal is set forth in the following resolution:

RESOLVED, that the Board hereby declares it advisable and in the best interests of the Corporation to amend the Amended and Restated Certificate of Incorporation of the Corporation to effect the Reverse Stock Split.

Vote Required and Recommendation

The Board recommends that you vote “FOR” the Reverse Stock Split Proposal. The vote required to approve the Reverse Stock Split Proposal is a majority of the shares of our outstanding common stock which are entitled to vote thereon.

PROPOSAL 3: SAY ON PAY PROPOSAL

Background of the Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the stockholders of Swisher Hygiene Inc. may cast an advisory and non-binding vote at the Annual Meeting in relation to the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with Securities and Exchange Commission rules. The Company's practice, which was approved by its stockholders at the 2011 Annual Meeting, is to conduct this non-binding vote on a three year basis.

Executive Compensation

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the Board believes that the core objective of our compensation programs is to secure and retain the services of high quality executives and to compensate our executives in a manner commensurate to and aligned with the Company's performance and the interests of our stockholders. We seek to achieve these objectives through three principal compensation programs: (1) a base salary, (2) long-term equity incentives, and (3) an annual cash incentive bonus. Base salaries are designed primarily to attract and retain talented executives. Grants of equity awards are designed to provide an incentive for achieving long-term results by aligning the interests of our executives with those of our stockholders, while at the same time encouraging our executives to remain with the Company. Annual cash incentives are designed to motivate and reward the achievement of selected financial and individual performance goals, generally tied to profitability and company growth.   Please read the Compensation Discussion and Analysis, the compensation tables, and any related information found in this proxy statement.

The Say on Pay Proposal is set forth in the following resolution:

RESOLVED, that the stockholders of Swisher Hygiene Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Swisher Hygiene Inc. proxy statement for the 2014 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the proxy statement of Swisher Hygiene Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Recommendation

The Board recommends that you vote “FOR” the Say on Pay Proposal. The vote required to approve the Say on Pay Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon.

PROPOSAL 4: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL

The Audit Committee of our Board of Directors has selected BDO as our independent registered public accounting firm for the year ending December 31, 2014. BDO has served us in this capacity since November 2, 2010. If the selection of BDO as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm, and may do so at any time at its discretion. A representative of BDO is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.

Auditor Fees and Services

The following table sets forth BDO's fees for the years ended December 31, 2013 and 2012.

	2013	2012
Audit Fees	$1,398,000	$1,454,000
Audit-Related Fees	-	-
Tax Fees	236,000	14,000
All Other Fees(1)	375,000	-
Total	$2,009,000	$1,468,000
______________
(1) These amounts relate to costs incurred by BDO associated with certain government agencies' ongoing inquiries and request for information related to the Company.

Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm's independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back up information with respect to the performance of such services.

All services provided by BDO during the fiscal years ended December 31, 2013 and 2012 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

Vote Required and Recommendation

The Board recommends that you vote "FOR" the Independent Registered Public Accounting Firm Proposal. The vote required to approve the Independent Registered Public Accounting Firm Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon.

OTHER MATTERS

We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, William M. Pierce and William T. Nanovsky will vote as recommended by our Board or, if no recommendation is given, in accordance with their judgment. Messrs. Pierce and Nanovsky were designated to be your proxies by our Board.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact the Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 1-800-542-1061 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. Householding is not available to our Canadian stockholders.

If you would like to receive a copy of our 2013 Annual Report or this proxy statement, please contact our Investor Relations by mail at Investor Relations, Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 or by telephone at (704) 364-7707, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

ANNEX A

CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SWISHER HYGIENE INC.

___________, 2014

Swisher Hygiene Inc., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

1. This amendment to the Amended and Restated Certificate of Incorporation herein certified has been duly adopted and approved by the Board of Directors of the Corporation at a meeting thereof and by the requisite number of shares of the Corporation at an annual meeting of the Corporation’s stockholders in accordance with Section 242 of the DGCL.

2. The Amended and Restated Certificate of Incorporation is amended so that the text of Article FOURTH A. is amended and restated by deleting the first paragraph in its entirety and replacing it with the following two paragraphs:

“FOURTH.  A.  The total number of shares of all classes of stock which the corporation shall be authorized to issue is 610,000,000 shares, consisting of 600,000,000 shares of common stock, par value $.001 per share (herein called “Common Stock”) and 10,000,000 shares of preferred stock, par value $.001 per share (herein called “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the NASDAQ Stock Market as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."

3. Except as expressly set forth herein, the remaining paragraphs of the Corporation’s Amended and Restated Certificate of Incorporation shall not be amended, modified, or otherwise altered and shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer this ____ day of _________, 2014

SWISHER HYGIENE INC. By: Name: Title:

A-1

SWISHER HYGIENE INC.

("Corporation")

FORM OF PROXY ("PROXY")

Annual Meeting
10:00 a.m. Eastern Time on May 15, 2014
Terrace Ballroom at the Charlotte Marriott SouthPark
2200 Rexford Road, Charlotte, North Carolina 28211
("Meeting")

RECORD DATE: March 31, 2014
CONTROL NUMBER:
SEQUENCE #:
FILING DEADLINE FOR PROXY: 11:59 p.m. Eastern Time on May 14, 2014

VOTING METHODS	
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above
FACSIMILE	(416) 595-9593
MAIL or HAND DELIVERY	TMX EQUITY TRANSFER SERVICES 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1

The undersigned hereby appoints William M. Pierce and William T. Nanovsky ("Management Nominees"), or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment(s) thereof in accordance with voting instructions, if any, provided below.

http://www.swsh.com

*** SEE VOTING GUIDELINES ON REVERSE ***

RESOLUTIONS - MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Election of Directors

The election of six members to the Swisher Hygiene Inc.'s Board of Directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified.

		FOR	WITHHOLD
a)	Joseph Burke	☐	☐
b)	Richard L. Handley	☐	☐
c)	Harris W. Hudson	☐	☐
d)	William M. Pierce	☐	☐
e)	William D. Pruitt	☐	☐
f)	David Prussky	☐	☐

2. Company's Amended and Restated Certificate of Incorporation

3. Named Executive Officer Compensation

	FOR	AGAINST	ABSTAIN
Advisory vote to approve named executive officer compensation.	☐	☐	☐

4. Appointment of Auditors

This proxy revokes and supersedes all earlier dated proxies and **MUST BE SIGNED.**

PLEASE PRINT NAME

Signature of Registered owner(s) *Date (MM/DD/YYYY)*

TMX Equity Transfer Services

Proxy Voting - Guidelines and Conditions

1. **THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION.**

2. **THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.**

3. **If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution overleaf. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.**

4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.

5. **Each security holder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof.** Such right may be exercised by inserting in the space provided the name of the person to be appointed, who need not be a security holder of the Corporation.

6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its being mailed to the security holders of the Corporation.

7. To be valid, this proxy must be filed using one of the ***Voting Methods*** and before the ***Filing Deadline for Proxies***, noted overleaf or in the case of any adjournment of the Meeting not later than 11:59 P.M. before the time of the adjourned meeting (Saturdays, Sundays and holidays excepted). Late proxies may be accepted or rejected by the Chairman of the meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

8. If the security holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the security holder may be required to provide documentation evidencing the signatory's power to sign the proxy.

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